UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2012

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1801 E. Edinger, Suite 190

Santa Ana, California 92705

(Address of Principal Executive Offices)

(949) 829-4000

(Registrant’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.03 Bankruptcy or Receivership.

On December 21, 2012, AuraSound, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California in Santa Ana (the “Bankruptcy Court”) case number 8:12-bk-24400-MW.  The Company will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Bankruptcy Filing will be highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Bankruptcy Filing. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Restructuring Officer

On December 18, 2012, the Board of Directors of the Company appointed Brian S. Weiss of BSW & Associates (“BSWA”) as the Company’s Chief Restructuring Officer, to lead the Company’s restructuring effort.

Mr. Weiss, age 41, is the founder and Principal of BSWA.  Mr. Weiss specializes in advising public and private companies in complex transactions including business restructurings and acquisitions/divestitures, Interim/Acting CFO services, and complex SEC and GAAP issues.  Prior to founding BSWA in 2006, Mr. Weiss served as Vice President of Finance, North America for Tomy Co. Ltd.  Mr. Weiss is a certified public accountant.  Mr. Weiss has a B.A. in Business from San Diego State University and an M.B.A. from the University of Southern California.

On December 18, 2012, the Company entered into an engagement agreement (the “Agreement”) with BSWA, which is controlled by Mr. Weiss.  Under the terms of the Agreement, BSWA shall perform services, including, but not limited to:

•                  Developing bankruptcy strategy;

•                  Negotiating with creditors;

•                  Preparing business analysis; and

•                  Providing restructuring advice and assistance to the Company in developing a plan, if applicable, which would be the basis for a plan under chapter 11 of title 11 of the Bankruptcy Code

In connection with the execution of the Agreement, the Company paid BSWA an initial retainer in the amount of $30,000. As compensation for BSWA’s services, the Company will pay BSWA fees at the hourly billing rate of $325. In addition, the Company will reimburse BSWA for reasonable out-of-pocket expenses incurred in connection with the provision of its services to the Company.

Resignations of Chief Executive Officer and Chief Financial Officer

On December 21, 2012, Mr. Robert Tetzloff resigned as Chief Executive Officer of the Company.  Mr. Tetzloff remains a member of and the Chairman of the Company’s Board of Directors. On January 7, 2013, Mr. Anthony J. Fidaleo resigned as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AuraSound, Inc.

Date: January 31, 2013	By:	/s/ Brian S. Weiss
	Name:	Brian S. Weiss
	Title:	Chief Restructuring Officer